SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2008

MICRONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17966	22-2063614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Hampshire Drive

Hudson, NH 03051

(Address of principal executive offices, including zip code)

(603) 883-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2008, Microwave Concepts, Inc., a wholly-owned subsidiary of Micronetics, Inc., entered into a lease with SAI Property Management LLC (the “Landlord”) for a new headquarters for Microwave Concepts, Inc. (the “Lease”). The property is located in West Caldwell, New Jersey. The Lease has an initial term of five years and contains one option to extend the Lease, for a term of five years. The annual rent for the initial term of the Lease is $218,500.

Micronetics, Inc. believes the additional space provided by the new headquarters is required to support the current backlog and anticipated growth in the demand for integrated subassemblies manufactured by Microwave Concepts, Inc.

In addition, on October 31, 2008, Micronetics, Inc. entered into an agreement to guarantee the obligations of Microwave Concepts, Inc. under the Lease (the “Guaranty”).

Copies of the Lease and the Guaranty are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K. The foregoing description of the agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each such agreement, which is incorporated herein by reference to the exhibits attached hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Lease by and between Microwave Concepts, Inc. and SAI Property Management LLC.

10.2	Guaranty by Micronetics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONETICS, INC.
(Registrant)

By:	/s/ David Robbins
David Robbins
Chief Executive Officer

Date: November 5, 2008